UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 30, 2012 (August 29, 2012)

Ampal-American Israel Corporation
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-538 (Commission File Number)	13-0435685 (IRS Employer Identification No.)
555 Madison Avenue New York, NY, USA (Address of principal executive offices)	10022 (Zip Code)
(866) 447-8636 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.  Bankruptcy or Receivership.

On August 29, 2012, Ampal-American Israel Corporation (the “Company”) filed a voluntary petition for relief (the “Filing”) under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”), Case No. 12-13689.  The Company will continue to operate its business as a “debtor-in-possession” under the jurisdiction of the Court and in accordance with applicable provisions of the Bankruptcy Code and the orders of the Court.  As a result of the Filing, an “automatic stay” was imposed, prohibiting the continuation or commencement of any actions against the Company and its assets, wherever located.

On August 29, 2012, the Company issued a press release regarding the Filing, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Filing and other filings and materials relating to the case may also be accessed at the website, http://dm.epiq11.com/AMP/Project.  The information on the website shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

As part of the Filing, the Company also filed a variety of customary motions with the Court (the “First Day Motions”) to approve, among other things, the Company’s access to its bank accounts, business forms and cash management system to allow the Company to continue operating its business and managing its payments and deposits efficiently and effectively.

The Court considered and took action on the First Day Motions on August 30, 2012.  One of the First Day Motions that the Court granted was an Order Enforcing the Automatic Stay.  A copy of the Order is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 30, 2012, the Company received notice from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Staff had determined that the Company’s filing for protection under Chapter 11 of the Bankruptcy Code served as an additional basis for delisting the Company’s Class A Stock (the “Stock”) from The NASDAQ Capital Market (the “NASDAQ Capital Market”).  As previously disclosed, the Company had been notified by NASDAQ that the Staff had determined to delist the Stock based upon the Company’s non-compliance with the minimum $2.5 million stockholders’ equity requirement, as set forth in NASDAQ Listing Rule 5550(b), for continued listing on the NASDAQ Capital Market (the “Staff Determination”).

On August 28, 2012, the Company requested a hearing before the NASDAQ Hearings Panel (the “Panel”), which will stay any action arising from the Staff Determination until the Panel renders a decision subsequent to the hearing.  While the Company is diligently working to regain compliance with the applicable listing standards, there can be no assurance that the Panel will grant the Company’s request for continued listing on the NASDAQ Capital Market.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits:

EXHIBIT	DESCRIPTION
99.1	Press Release of Ampal-American Israel Corporation, dated August 29, 2012.
99.2	Order Enforcing the Automatic Stay, dated August 30, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPAL-AMERICAN ISRAEL CORPORATION

Date: August 30, 2012	By:	/s/ Yoram Firon
Name: Yoram Firon
Title: Vice President - Investments and Corporate Affairs and Secretary

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EXHIBIT INDEX

EXHIBIT	DESCRIPTION
99.1	Press Release of Ampal-American Israel Corporation, dated August 29, 2012.
99.2	Order Enforcing the Automatic Stay, dated August 30, 2012.

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